UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 1, 2007

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement; and
ITEM 2.01	Completion of Acquisition or Disposition of Assets

On November 1, 2007, WPCS International Incorporated (the "Company"), acquired Gomes and Gomes, Inc. dba Empire Electric, a California corporation ("Empire"). The purchase price was $2,000,000 in cash, subject to adjustment.  In addition, the Company shall pay an additional $1,000,000 in cash if Empire’s earnings before interest and taxes for the year ending October 31, 2007 shall equal or exceed $850,000. Empire was acquired pursuant to a Stock Purchase Agreement among WPCS International Incorporated, Empire, Harold L. Gomes and Judy L. Gomes, dated as of November 1, 2007. In connection with the acquisition, Empire entered into employment agreements with Harold L. Gomes and Judy L. Gomes for a period of two years.

Empire is an electrical contractor headquartered in West Sacramento specializing in low voltage applications. Empire Electric has completed many major projects and maintains an active customer base that includes Kaiser Permanente, the State of California and Beale Air Force Base.

ITEM 9.01	Financial Statements and Exhibits.

(c)           Exhibits.

10.1	Stock Purchase Agreement, dated as of November 1, 2007, by and among WPCS International Incorporated, Gomes and Gomes, Inc. dba Empire Electric, Harold L. Gomes and Judy L. Gomes

10.2
Escrow Agreement, dated as of November 1, 2007, by and among WPCS International Incorporated, Gomes and Gomes, Inc. dba Empire Electric, Harold L. Gomes, Judy L. Gomes and Sichenzia Ross Friedman Ference LLP

10.3	Employment Agreement, dated as of November 1, 2007, between Gomes and Gomes, Inc. dba Empire Electric and Harold L. Gomes

10.4	Employment Agreement, dated as of November 1, 2007, between Gomes and Gomes, Inc. dba Empire Electric and Judy L. Gomes

99.1	Press Release, dated November 1, 2007, issued by WPCS International Incorporated.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Dated: November 2, 2007	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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